THE ADVISORS’ INNER CIRCLE FUND
THE ADVISORS’ INNER CIRCLE FUND II
BISHOP STREET FUNDS

Approval of Joint Fidelity Bond

VOTED:
That the Trustees find that the participation in the Joint Fidelity Bond is in the best interests of The Advisors’ Inner Circle Fund, The Advisors’ Inner Circle Fund II, and the Bishop Street Funds (each a “Trust” and collectively, the “Trusts”), and that the proper officers be, and they hereby are, authorized to execute, with the advice of legal counsel to the Trusts, a Joint Fidelity Bond on behalf of the Trusts in the amount of $40 million per occurrence.

VOTED:
That the Trustees find that the premium is fair and reasonable provided that the allocation of the premium be in accordance with a formula under which each Trust pays no more than its pro-rata share of the premium based on relative asset size and, in any event, the Trusts would pay no more than the premium of an individual policy and no more than the share of the joint premiums based on the relative premiums which would apply to individual policies obtained by the Trusts participating in the Joint Fidelity Bond;

VOTED:
That the proper officers of the Trusts hereby are authorized to execute and deliver an Agreement (attached hereto as Exhibit A) on behalf of the Trusts regarding the allocation of premiums for and share of recovery from the Joint Fidelity Bond as required by Rule 17g-l(f) under the Investment Company Act of 1940 (the “1940 Act”);

VOTED:	That the officers of the Trusts are hereby directed to:

(1) File with the Securities and Exchange Commission (the “SEC”) within 10 days after execution of the fidelity bond or amendment thereof (i) a copy of the bond, (ii) a copy of each resolution of the Board of Trustees including a majority of the Trustees who are not “interested persons,” approving the amount, type, form and coverage of such bond and the portion of the premium to be paid by the Trusts, (iii) a statement showing the amount each Trust would have provided or maintained had it not been named as an insured under a joint insured bond, (iv) a statement as to the period for which the premiums for such bond have been paid, and (v) a copy of each agreement between the Trusts and all other named insures entered into pursuant to Rule 17g-l(f) under the 1940 Act, and (vi) a copy of any amendment to such Agreement within 10 days after the execution of such amendment;

(2) File with the SEC, in writing, within five days after the making of a claim under the bond by the Trusts, a statement of the nature and amount thereof;

(3) File with the SEC, within five days after the receipt thereof, a copy of the terms of the settlement of any claim under the bond of the Trusts; and

(4) Notify by registered mail each member of the Board of Trustees at his or her last known residence of (i) any cancellation, termination or modification of the bond, not less than 45 days prior to the effective date of the cancellation, termination or modification, (ii) the filing and the settlement of any claims under the bond by the Trusts at any time the filings required under (2) and (3) above are made with the SEC, and (iii) the filing and proposed terms of settlement of any claim under the bond by any other named insured, within five days of the receipt of a notice from the fidelity insurance company.

CAUSEWAY CAPITAL MANAGEMENT TRUST

Joint Fidelity Bond

VOTED: that the Trustees find that the Trust’s participation in the Joint Fidelity Bond issued through Continental Casualty Company as lead carrier and the additional carriers more fully described in the Board materials, is in the best interests of the Trust, and the proper officers of the Trust are authorized to purchase, with the advice of legal counsel to the Trust, a Joint Fidelity Bond on behalf of the Trust in the amount of $40 million;

VOTED: that the Trustees find that the premium of $2,861 for the Trust with respect to such Bond is fair and reasonable provided that the allocation of the premium be in accordance with a formula under which the Trust pays no more than its pro-rata share of the premium based on relative asset size and, in any event, the Trust pays no more than the premium of an individual policy and no more than the share of the joint premiums based on the relative premiums which would apply to individual policies obtained by the funds participating in the Joint Fidelity Bond;

VOTED: that the proper officers of the Trust are authorized to execute and deliver an Agreement in the form included in the Board materials on behalf of the Trust regarding the allocation of premiums for and share of recovery from the Joint Fidelity Bond as required by Rule 17g-l(f) under the Investment Company Act of 1940, as amended;

VOTED: that the officers of the Trust are directed to:

(1) File with the Securities and Exchange Commission (the “SEC”) within 10 days after execution of the fidelity bond or amendment thereof (i) a copy of the bond, (ii) a copy of each resolution of the Board of Trustees including a majority of the Trustees who are not “interested persons” of the Trust, approving the amount, type, form and coverage of such bond and the portion of the premium to be paid by the Trust, (iii) a statement showing the amount the Trust would have provided or maintained had it not been named as an insured under a joint insured bond, (iv) a statement as to the period for which the premiums for such bond have been paid, (v) a copy of each agreement between the Trust and all other named insureds entered into pursuant to Rule 17g-l(f) under the Investment Company Act of 1940, as amended, and (vi) a copy of any amendment to such agreement within 10 days after the execution of such amendment;

(2) File with the SEC, in writing, within five days after the making of a claim under the bond by the Trust, a statement of the nature and amount thereof;

(3) File with the SEC, within five days after the receipt thereof, a copy of the terms of the settlement of any claim under the bond of the Trust; and

(4) Notify by registered mail each member of the Board of Trustees at his or her last known residence of (i) any cancellation, termination or modification of the bond, not less than 45 days prior to the effective date of the cancellation, termination or modification, (ii) the filing and the settlement of any claims under the bond by the Trust at any time the filings required under (2) and (3) above are made with the SEC, and (iii) the filing and proposed terms of settlement of any claim under the bond by any other named insured, within five days of the receipt of a notice from the fidelity insurance company; and

VOTED: that Carolyn Mead is designated to make or cause to be made the filings and give the notices required by SEC Rule 17g-1(g).

Mutual Fund Professional Liability (E&O/D&O) Policy and Side A Excess

VOTED: that the Trust and its Trustees and officers from time to time be named as insured under a Directors & Officers Professional Liability (E&O/D&O) Policy issued through Illinois Union Insurance Company and Everest National Insurance Company, as more fully described in the Board materials, with a limit of $10 million and deductible of $250,000 (for indemnifiable losses) covering the Trust and its Trustees and officers generally against liabilities and expenses, with exceptions, arising out of claims, actions, or proceedings asserted or threatened against them in their respective capacities;

VOTED: that the Trustees find that participation in a E&O/D&O Policy is in the best interests of the Trust and that the president, any vice president, the treasurer and the secretary of the Trust are, and each of them singly is, authorized to execute, with the advice of legal counsel to the Trust, a joint E&O/D&O Policy on behalf of the Trust;

VOTED: that the Trustees of the Trust find that the $137,390 premium, plus a possible surplus lines tax and fee which may be imposed on a portion of the coverage, for such policy is fair and reasonable;

VOTED: that the Trustees approve the purchase of $5 million in Side A/B excess coverage through lead insurer CNA for a premium of $72,000, as described in the Board materials, to further protect the Trustees and officers against liabilities and expenses, with exceptions, arising out of claims, actions, or proceedings asserted or threatened against them in their respective capacities; and

VOTED: that the president, any vice president, the treasurer and the secretary of the Trust are, and each of them singly is, authorized to obtain such Policies in substantially the form discussed at this meeting.

The CNI Charter Funds

Approval of Joint Fidelity Bond

RESOLVED:
That the Trustees find that the participation by the Trust in the Joint Fidelity Bond presented to this meeting (the “Joint Fidelity Bond”) is in the best interests of the CNI Charter Funds (the “Funds”), and that the proper officers of the Trust are authorized to execute, with the advice of legal counsel to the Trust, such Joint Fidelity Bond on behalf of the Trust in the amount of $40 million.

RESOLVED:
That the Trustees find that the premium payable by the Trust for such Joint Fidelity Bond is fair and reasonable to the Trust provided that the allocation of the premium be in accordance with a formula under which each Fund pays no more than its pro-rata share of the premium based on relative asset size and, in any event, the Trust pays no more than the premium for an individual policy and no more than the share of the joint premiums for such joint Fidelity Bond based on the relative premiums which would apply to individual policies obtained by the entities participating in the Joint Fidelity Bond.

RESOLVED:
That the proper officers of the Trust are authorized to execute and deliver an Agreement in the form presented to this meeting on behalf of the Trust regarding the allocation of premiums for and share of recovery from the Joint Fidelity Bond as required by Rule 17g-l(f) under the Investment Company Act of 1940.

RESOLVED:	That the officers of the Trust are hereby directed to:

(1) File with the Securities and Exchange Commission (the “SEC”) within 10 days after receipt of an executed fidelity bond or amendment thereof (i) a copy of the bond, (ii) a copy of each resolution of the Board of Trustees, including a majority of the Independent Trustees approving the amount, type, form and coverage of such bond and the portion of the premium to be paid by the Trust, (iii) a statement showing the amount the Trust would have provided or maintained had it not been named as an insured under a joint insured bond, (iv) a statement as to the period for which the premiums for such bond have been paid, and (v) a copy of each agreement between the Trust and all other named insured entered into pursuant to Rule 17g-l(f) under the Investment Company Act of 1940, and (vi) a copy of any amendment to such Agreement within 10 days after the execution of such amendment;

(2) File with the SEC, in writing, within five days after the making of a claim under such bond by the Trust, a statement of the nature and amount thereof;

(3) File with the SEC, within five days after the receipt thereof, a copy of the terms of the settlement of any claim under such bond by the Trust; and

(4) Notify by registered mail each member of the Board of Trustees at his or her last known residence of (i) any cancellation, termination or modification of such bond, not less than 45 days prior to the effective date of the cancellation, termination or modification, (ii) the filing and the settlement of any claims under such bond by the Trust at any time the filings required under (2) and (3) above are made with the SEC, and (iii) the filing and proposed terms of settlement of any claim under such bond by any other named insured, within five days of the receipt of a notice from the fidelity insurance company.

Trustees & Officers Professional Liability (D&O/E&O) Policy

RESOLVED:
That the Trust and its Trustees and officers from time to time be named as insured under a Directors & Officers Professional Liability (D&O/E&O) Policy (“D&O/E&O Policy”) issued through a reputable insurance company with a minimum limit of $20 million covering such Fund and its Trustees and officers generally against liabilities and expenses, with exceptions, arising out of claims, actions, or proceedings asserted or threatened against them in their respective capacities;

RESOLVED:
That the Trustees find that participation in such D&O/E&O Policy is in the best interests of the Trust and that any proper officer of the Trust is authorized to execute, with the advice of legal counsel to the Trust, such a D&O/E&O Policy on behalf of the Trust.

RESOLVED:	That the Trustees find that the premium for such D&O/E&O Policy as presented to this meeting is fair and reasonable.

AGREEMENT AMONG JOINTLY INSURED PARTIES
Joint Fidelity Bond

This Agreement Among Jointly Insured Parties (the “Agreement”) is made as of August 19, 2012 by and among SEI Asset Allocation Trust, SEI Daily Income Trust, SEI Institutional International Trust, SEI Institutional Investments Trust, SEI Institutional Managed Trust, New Covenant Funds, SEI Liquid Asset Trust, SEI Tax Exempt Trust, Adviser Managed Trust, SEI Alpha Strategy Portfolios, L.P., SEI Structured Credit Fund, LP, The Advisors’ Inner Circle Fund, The Advisors’ Inner Circle Fund II (f/k/a The Arbor Fund), Bishop Street Funds, CNI Charter Funds, Causeway Capital Management Trust, (each a “Fund”, and collectively, the “Funds”), SEI Investments Management Corp., SEI Investments Distribution Co., SEI Global Services, Inc. and SEI Investments Global Funds Services (each as an “SEI Service Entity” and collectively, the “SEI Service Entities”) (the Funds and the SEI Service Entities are collectively referred to as the “Insureds”).

WHEREAS, the Insureds desire to be named as joint insureds under a Joint Insured Fidelity Bond with a term from August 19, 2012 to August 19, 2013 (the “Bond”); and

WHEREAS, the Insureds desire to establish (i) criteria by which recoveries under the Bond shall be allocated among the Insureds in compliance with Rule 17g-1 under the Investment Company Act of 1940, as amended (the “Act”), and (ii) the basis on which additional investment companies may be added as named Insureds under the Bond and as parties to this Agreement;

NOW, THEREFORE, it is hereby agreed as follows:

1. In the event recovery is received under the Bond as the result of a loss sustained by a Fund and one or more other Insureds, such Fund shall receive an equitable and proportionate share of the recovery, but at least equal to the amount it would have received had it provided and maintained a single insured bond with the minimum coverage required under Rule 17g-1(d)(1) under the Act.

2. In the event that an insurer asserts that the liability to an SEI Service Entity in the event of a loss under the Bond has the effect of reducing the maximum limit of its liability under the Bond, each SEI Service Entity agrees to reduce its claim against such insurer under the Bond to the extent required so that any Fund claimant shall receive an amount at least equal to the full amount of its claim or the amount it would have received had it provided and maintained a single insured bond with the minimum coverage required under Rule 17g-1(d)(1) under the Act.

3. The Insureds may amend this Agreement to add another investment company as a party to the Agreement provided that (a) such investment company satisfies the requirements of Rule 17g-1(b) and (j) under the Act for inclusion in the Bond; (b) the premium paid by each Fund following the addition of another investment company as a party to the Agreement would be no more than the premium such Fund would have had to pay if it had provided and maintained a single insured bond; (c) such investment company has retained an SEI Service Entity to provide services to the investment company; and (d) such investment company executes a written Addendum to this Agreement in the form set forth in Exhibit A of this Agreement and delivers a copy of such executed Addendum to each Insured.

4. The obligations of the Funds under this Agreement are not binding upon any of the Trustees or holders of units of beneficial interest of any such Fund individually, but bind only the respective assets of each Fund.

This Agreement among Jointly Insured Parties may be executed in two or more counterparts, all of which taken together shall be deemed one and the same instrument.

IN WITNESS WHEREOF the parties have caused these presents to be executed by their officers hereunto duly authorized all as of the day and year first above written.

SEI ASSET ALLOCATION TRUST	By

SEI DAILY INCOME TRUST	By

SEI INSTITUTIONAL INTERNATIONAL TRUST	By

SEI INSTITUTIONAL INVESTMENTS TRUST	By

SEI INSTITUTIONAL MANAGED TRUST	By

SEI LIQUID ASSET TRUST	By

SEI TAX EXEMPT TRUST	By

SEI ALPHA STRATEGY PORTFOLIOS, LP	By

NEW COVENANT FUNDS	By:

SEI STRUCTURED CREDIT FUND, LP	By

ADVISER MANAGED TRUST	By

THE ADVISORS’ INNER CIRCLE FUND	By

THE ADVISORS’ INNER CIRCLE FUND II
(f/k/a THE ARBOR FUND)	By

BISHOP STREET FUNDS	By

CNI CHARTER FUNDS	By

CAUSEWAY CAPITAL MANAGEMENT TRUST	By

SEI INVESTMENTS MANAGEMENT CORP.	By

SEI INVESTMENTS DISTRIBUTION CO.	By

SEI GLOBAL SERVICES, INC.	By

SEI INVESTMENTS GLOBAL FUNDS SERVICES	By

EXHIBIT A
FORM OF ADDENDUM

Addendum No. __ to Agreement Among Jointly Insured Parties

This Addendum No. __ dated __________, 20__ to the Agreement Among Jointly Insured Parties (the “Agreement”) dated _________, 20___ by and among SEI Asset Allocation Trust, SEI Daily Income Trust, SEI Institutional International Trust, SEI Institutional Investments Trust, SEI Institutional Managed Trust, SEI Liquid Asset Trust, SEI Tax Exempt Trust, Adviser Managed Trust, SEI Alpha Strategy Portfolios, LP, New Covenant Funds, SEI Structured Credit Fund, L.P., The Advisors’ Inner Circle Fund, The Advisors’ Inner Circle Fund II (f/k/a The Arbor Fund), Bishop Street Funds, CNI Charter Funds, Causeway Capital Management Trust, (each a “Fund”, and collectively, the “Funds”), SEI Investments Management Corp., SEI Investments Distribution Co., SEI Global Services, Inc. and SEI Investments Global Funds Services (each as an “SEI Service Entity” and collectively, the “SEI Service Entities”) (the Funds and the SEI Service Entities are collectively referred to as the “Insureds”).

WHEREAS, [Name of New Investment Company] (“New Insured”) wishes to join as an additional Insured under the Agreement;

WHEREAS, the Agreement permits the addition of New Insured during the current term provided certain conditions are satisfied, including the execution of an Addendum in the form attached thereto; and

WHEREAS, the premium paid by each Fund following the addition of New Insured will be no more than the premium such Fund would have had to pay if it had provided and maintained a single insured bond;

NOW, THEREFORE, it is hereby agreed as follows:

1.	Unless otherwise specified, capitalized terms used in this Addendum are defined as set forth in the Agreement.

2.
New Insured represents that (a) it satisfies the requirements of Rule 17g-1(b) and (j) under the Act for inclusion in the Bond; and (b) such investment company has retained an SEI Service Entity to provide services to it.

3.	New Insured agrees to be bound by all the terms of the Agreement.

4.	New Insured shall deliver a copy of this executed Addendum to each Insured.

IN WITNESS WHEREOF, New Insured has caused this Addendum to be executed by its officer hereunto duly authorized as of the day and year first above written.

[NAME OF NEW INSURED]

By:

SEI ASSET ALLOCATION TRUST
SEI DAILY INCOME TRUST
SEI INSTITUTIONAL MANAGED TRUST
SEI INSTITUTIONAL INVESTMENTS TRUST
SEI LIQUID ASSET TRUST
SEI INSTITUTIONAL INTERNATIONAL TRUST
SEI TAX EXEMPT TRUST
SEI ALPHA STRATEGY PORTFOLIOS, LP
ADVISER MANAGED TRUST
NEW COVENANT FUNDS

Approval of Joint Fidelity Bond

RESOLVED:
That the Trustees, including a majority of the independent Trustees, find that the participation in the Joint Fidelity Bond is in the best interests of the SEI Asset Allocation Trust, SEI Daily Income Trust, SEI Institutional Managed Trust, SEI Institutional Investments Trust, SEI Liquid Asset Trust, SEI Institutional International Trust, SEI Tax Exempt Trust, SEI Alpha Strategy Portfolios, LP, Adviser Managed Trust and New Covenant Funds (each, a “Trust” and together, the “Trusts”), and that the proper officers be, and they hereby are, authorized to execute, with the advice of legal counsel to the Trusts, a Joint Fidelity Bond on behalf of the Trusts in the amount of  $40 million;

RESOLVED:
That the Trustees, including a majority of the independent Trustees, find that the premium is fair and reasonable provided that the allocation of the premium be in accordance with a formula under which each Trust pays no more than its pro-rata share of the premium based on relative asset size and, in any event, the Trusts would pay no more than the premium of an individual policy and no more than the share of the joint premiums based on the relative premiums that would apply to individual policies obtained by the Trusts participating in the Joint Fidelity Bond;

RESOLVED:
That the proper officers of the Trusts be, and they hereby are, authorized to execute and deliver an Agreement (attached hereto as Appendix A) on behalf of the Trusts regarding the allocation of premiums for and share of recovery from the Joint Fidelity Bond as required by Rule 17g-l(f) under the Investment Company Act of 1940, as amended (the “1940 Act”);

RESOLVED:	That the officers of the Trusts are hereby directed to:

(1) File with the Securities and Exchange Commission (the “SEC”) within 10 days after execution of the fidelity bond or amendment thereof: (i) a copy of the bond, (ii) a copy of each resolution of the Board of Trustees, including a majority of the Trustees who are not “interested persons” (as that term is defined under the 1940 Act) approving the amount, type, form and coverage of such bond and the portion of the premium to be paid by the Trusts, (iii) a statement showing the amount the Trusts would have provided or maintained had it not been named as an insured under a joint insured bond, (iv) a statement as to the period for which the premiums for such bond have been paid, (v) a copy of each agreement between the Trusts and all other named insureds entered into pursuant to Rule 17g-l(f) under the 1940 Act, and (vi) a copy of any amendment to such Agreement within 10 days after the execution of such amendment;

(2) File with the SEC, in writing, within five days after the making of a claim under the bond by the Trusts, a statement of the nature and amount thereof;

(3) File with the SEC, within five days after the receipt thereof, a copy of the terms of the settlement of any claim under the bond of the Trusts; and

(4) Notify by registered mail each member of the Board of Trustees at his or her last known residence of: (i) any cancellation, termination or modification of the bond not less than 45 days prior to the effective date of the cancellation, termination or modification, (ii) the filing and the settlement of any claims under the bond by the Trusts at any time the filings required under (2) and (3) above are made with the SEC, and (iii) the filing and proposed terms of settlement of any claim under the bond by any other named insured, within five days of the receipt of a notice from the fidelity insurance company.

Appendix A

AGREEMENT AMONG JOINTLY INSURED PARTIES
Joint Fidelity Bond

This Agreement Among Jointly Insured Parties (the “Agreement”) is made as of August 19, 2012 by and among SEI Asset Allocation Trust, SEI Daily Income Trust, SEI Institutional International Trust, SEI Institutional Investments Trust, SEI Institutional Managed Trust, SEI Liquid Asset Trust, SEI Tax Exempt Trust, SEI Alpha Strategy Portfolios, L.P., Adviser Managed Trust, New Covenant Funds, SEI Structured Credit Fund, L.P., The Advisors’ Inner Circle Fund, The Advisors’ Inner Circle Fund II (f/k/a The Arbor Fund), Bishop Street Funds, CNI Charter Funds, Causeway Capital Management Trust, (each a “Fund” and collectively, the “Funds”), SEI Investments Management Corporation, SEI Investments Distribution Co., SEI Global Services, Inc. and SEI Investments Global Funds Services (each as an “SEI Service Entity” and collectively, the “SEI Service Entities”) (the Funds and the SEI Service Entities are collectively referred to as the “Insureds”).

WHEREAS, the Insureds desire to be named as joint insureds under a Joint Insured Fidelity Bond with a term from August 19, 2012 to August 19, 2013 (the “Bond”); and

WHEREAS, the Insureds desire to establish (i) criteria by which recoveries under the Bond shall be allocated among the Insureds in compliance with Rule 17g-1 under the Investment Company Act of 1940, as amended (the “Act”), and (ii) the basis on which additional investment companies may be added as named Insureds under the Bond and as parties to this Agreement;

NOW, THEREFORE, it is hereby agreed as follows:

1.      In the event recovery is received under the Bond as the result of a loss sustained by a Fund and one or more other Insureds, such Fund shall receive an equitable and proportionate share of the recovery, but at least equal to the amount it would have received had it provided and maintained a single insured bond with the minimum coverage required under Rule 17g-1(d)(1) under the Act.

2.      In the event that an insurer asserts that the liability to an SEI Service Entity in the event of a loss under the Bond has the effect of reducing the maximum limit of its liability under the Bond, each SEI Service Entity agrees to reduce its claim against such insurer under the Bond to the extent required so that any Fund claimant shall receive an amount at least equal to the full amount of its claim or the amount it would have received had it provided and maintained a single insured bond with the minimum coverage required under Rule 17g-1(d)(1) under the Act.

3.      The Insureds may amend this Agreement to add another investment company as a party to the Agreement provided that (a) such investment company satisfies the requirements of Rule 17g-1(b) and (j) under the Act for inclusion in the Bond; (b) the premium paid by each Fund following the addition of another investment company as a party to the Agreement would be no more than the premium such Fund would have had to pay if it had provided and maintained a single insured bond; (c) such investment company has retained an SEI Service Entity to provide services to the investment company; and (d) such investment company executes a written Addendum to this Agreement in the form set forth in Exhibit A of this Agreement and delivers a copy of such executed Addendum to each Insured.

4.      The obligations of the Funds under this Agreement are not binding upon any of the Trustees or holders of units of beneficial interest of any such Fund individually, but bind only the respective assets of each Fund.

This Agreement among Jointly Insured Parties may be executed in two or more counterparts, all of which taken together shall be deemed one and the same instrument.

IN WITNESS WHEREOF the parties have caused these presents to be executed by their officers hereunto duly authorized all as of the day and year first above written.

SEI ASSET ALLOCATION TRUST	By

SEI DAILY INCOME TRUST	By

SEI INSTITUTIONAL INTERNATIONAL TRUST	By

SEI INSTITUTIONAL INVESTMENTS TRUST	By

SEI INSTITUTIONAL MANAGED TRUST	By

SEI LIQUID ASSET TRUST	By

SEI TAX EXEMPT TRUST	By

SEI ALPHA STRATEGY PORTFOLIOS, LP	By

ADVISER MANAGED TRUST	By

NEW COVENANT FUNDS	By

SEI STRUCTURED CREDIT FUND, L.P.	By

THE ADVISORS’ INNER CIRCLE FUND	By

THE ADVISORS’ INNER CIRCLE FUND II
(f/k/a THE ARBOR FUND)	By

BISHOP STREET FUNDS	By

CNI CHARTER FUNDS	By

CAUSEWAY CAPITAL MANAGEMENT TRUST	By

SEI INVESTMENTS MANAGEMENT CORP.	By

SEI INVESTMENTS DISTRIBUTION CO.	By

SEI GLOBAL SERVICES, INC.	By

SEI INVESTMENTS GLOBAL FUNDS SERVICES	By

EXHIBIT A
FORM OF ADDENDUM

Addendum No. __ to Agreement Among Jointly Insured Parties

This Addendum No. __ dated __________, 201___ to the Agreement Among Jointly Insured Parties (the “Agreement”) dated _________, 201___ by and among SEI Asset Allocation Trust, SEI Daily Income Trust, SEI Institutional International Trust, SEI Institutional Investments Trust, SEI Institutional Managed Trust, SEI Liquid Asset Trust, SEI Tax Exempt Trust, SEI Alpha Strategy Portfolios, L.P., Adviser Managed Trust, New Covenant Funds, SEI Structured Credit Fund, L.P., The Advisors’ Inner Circle Fund, The Advisors’ Inner Circle Fund II (f/k/a The Arbor Fund), Bishop Street Funds, CNI Charter Funds, Causeway Capital Management Trust, (each a “Fund” and collectively, the “Funds”), SEI Investments Management Corporation, SEI Investments Distribution Co., SEI Global Services, Inc. and SEI Investments Global Funds Services (each as an “SEI Service Entity” and collectively, the “SEI Service Entities”) (the Funds and the SEI Service Entities are collectively referred to as the “Insureds”).

WHEREAS, [Name of New Investment Company] (“New Insured”) wishes to join as an additional Insured under the Agreement;

WHEREAS, the Agreement permits the addition of New Insured during the current term provided certain conditions are satisfied, including the execution of an Addendum in the form attached thereto; and

WHEREAS, the premium paid by each Fund following the addition of New Insured will be no more than the premium such Fund would have had to pay if it had provided and maintained a single insured bond;

NOW, THEREFORE, it is hereby agreed as follows:

1.	Unless otherwise specified, capitalized terms used in this Addendum are defined as set forth in the Agreement.

2.
New Insured represents that (a) it satisfies the requirements of Rule 17g-1(b) and (j) under the Investment Company Act of 1940, as amended, for inclusion in the Bond; and (b) such investment company has retained an SEI Service Entity to provide services to it.

3.	New Insured agrees to be bound by all the terms of the Agreement.

4.	New Insured shall deliver a copy of this executed Addendum to each Insured.

IN WITNESS WHEREOF, New Insured has caused this Addendum to be executed by its officer hereunto duly authorized as of the day and year first above written.

[NAME OF NEW INSURED]

By:

SEI STRUCTURED CREDIT FUND, L.P.

Approval of Joint Fidelity Bond

RESOLVED:
That the Directors find that the participation in the Joint Fidelity Bond is the best interests of the SEI Structured Credit Fund, L.P. (the “Fund”), that the proper officers be, and they hereby are, authorized to execute, with the advice of legal counsel to the Fund, a Joint Fidelity Bond on behalf of the Fund in the amount of $40 million.

RESOLVED:
That the Directors find that the premium is fair and reasonable provided that the allocation of the premium be in accordance with a formula under which each fund pays no more than its pro-rata share of the premium based on relative asset size and, in any event, the Fund would pay no more than the premium of an individual policy and no more than the share of the joint premiums based on the relative premiums which would apply to individual policies obtained by the funds participating in the Joint Fidelity Bond.

RESOLVED:
That the proper officers of the Fund hereby are authorized to execute and deliver an Agreement (attached hereto as Exhibit A) on behalf of the Fund regarding the allocation of premiums for and share of recovery from the Joint Fidelity Bond as required by Rule 17g-l(f) under the Investment Company Act of 1940.

RESOLVED:	That the officers of the Fund are hereby directed to:

(1) File with the Securities and Exchange Commission (the “SEC”) within 10 days after execution of the fidelity bond or amendment thereof (i) a copy of the bond, (ii) a copy of each resolution of the Board of Directors including a majority of the Directors who are not “interested persons,” approving the amount, type, form and coverage of such bond and the portion of the premium to be paid by the Fund, (iii) a statement showing the amount the Fund would have provided or maintained had it not been named as an insured under a joint insured bond, (iv) a statement as to the period for which the premiums for such bond have been paid, and (v) a copy of each agreement between the Fund and all other named insured entered into pursuant to Rule 17g-l(f) under the Investment Company Act of 1940, and (vi) a copy of any amendment to such Agreement within 10 days after the execution of such amendment;

(2) File with the SEC, in writing, within five days after the making of a claim under the bond by the Funds, a statement of the nature and amount thereof;

(3) File with the SEC, within five days after the receipt thereof, a copy of the terms of the settlement of any claim under the bond of the Fund; and

(4) Notify by registered mail each member of the Board of Directors at his or her last known residence of (i) any cancellation, termination or modification of the bond, not less than 45 days prior to the effective date of the cancellation, termination or modification, (ii) the filing and the settlement of any claims under the bond by the Fund at any time the filings required under (2) and (3) above are made with the SEC, and (iii) the filing and proposed terms of settlement of any claim under the bond by any other named insured, within five days of the receipt of a notice from the fidelity insurance company.